                                                        Exhibit 99.1
FOR IMMEDIATE RELEASE

                   HOME PROPERTIES REPORTS RECORD
                     THIRD QUARTER 2000 RESULTS

ROCHESTER, NY, OCTOBER 26, 2000 / PRNEWSWIRE / -- Home Properties (NYSE:HME) today released financial results for the third quarter of 2000.

For the quarter ended September 30, 2000, Funds From Operations (FFO) was $33,106,000, or $.77 per share, compared with $25,189,000, or $.73 per share for the quarter ended September 30, 1999. These results slightly exceeded analyst consensus estimates for the quarter and equate to a 31% increase in total FFO over the comparable prior-year period, or a 5.5% increase on a per-share basis. FFO for the nine months ended September 30, 2000, was $88,302,000, or $2.19 per share, compared with $61,729,000 for 1999, or $2.03 per share, a 43% increase in total FFO from the prior year, or a 7.9% increase on a per-share basis. FFO, a primary earnings measure for equity REITs, has been calculated in conformance with NAREIT guidelines. (Note that reported results reflect "diluted" FFO per share.)

THIRD QUARTER OPERATING RESULTS

For the third quarter of 2000, same-property comparisons (for 95 "Core" properties containing 23,530 apartment units owned since the beginning of 1999) reflected an increase in rental revenues of 6.0% and a net operating income increase of 8.8% over the third quarter of 1999. Other property income improved 30%, reflecting successful efforts to increase ancillary income. Property level operating expenses increased by 3.8%, primarily due to increases in personnel expense, advertising, real estate taxes, utilities, and office and telephone. These expense increases were offset in part by savings in repairs and maintenance. Average economic occupancy for the Core properties was 94.9% during the third quarter of 2000, up from 94.6% during the third quarter of 1999, with average monthly rental rates increasing 5.6% to $707.

Occupancies for the 13,668 apartment units acquired between January 1, 1999, and September 30, 2000 (the "Recently Acquired Communities") averaged 94.4% during the third quarter, at average monthly rents of $770.

YEAR-TO-DATE OPERATING RESULTS

For the nine months ended September 30, 2000, same property comparisons for the Core properties showed an increase in rental revenues of 5.6% and a net operating income increase of 8.2% over 1999. Property level operating expenses increased by 3.8%, primarily due to increases in personnel expense and real estate taxes. Average economic occupancy for the Core properties decreased slightly from 94.7% to 94.6%, with average monthly rents rising 5.6%.

The yield on the Recently Acquired Communities during the first nine months of 2000 averaged 10.5% on an annualized basis (calculated as the net operating income from the properties, less an allowance for general and administrative expenses equal to 3% of revenues, all divided by the acquisition costs plus capital improvement expenditures in excess of normalized levels).

INTEREST AND DIVIDEND INCOME

Interest and dividend income increased $863,000 during the third quarter of 2000, with interest income from increased levels of financing to affiliates of $480,000 in addition to $383,000 increased earnings from invested cash reserves.

DEVELOPMENT AND MANAGEMENT ACTIVITIES

"Other Income" reflects the net contribution from management and development activities after allocating certain overhead and interest expenses. Compared with the third quarter of last year, net development fee revenues decreased by 6% to $1,312,000, and management fee revenues increased 5% to $1,484,000 (including development and management revenues recognized in both the Company and its subsidiaries). Development fee revenues were reported net of certain loans and advances made (or anticipated being made in the future) to affiliated affordable housing partnerships. The establishment of these reserves in 2000, combined with the addition of carrying costs for recently acquired land held for future development plus increased overhead costs, reduced the net contribution from management and development activities. The net contribution decreased $367,000, or 55%, for the third quarter and decreased $1,839,000, or 83%, for the first nine months. The Company previously announced that it is considering strategic alternatives for the affordable housing component of these activities.

ACQUISITIONS AND DISPOSITIONS

During the third quarter of 2000, the Company acquired four communities with a total of 513 apartment units in Long Island, Michigan, and Virginia. Total consideration was $27.7 million, or an average of $54,000 per unit. Year to date, net acquisitions have resulted in a 10% increase in the number of apartment units owned outright by Home Properties.

CAPITAL MARKETS ACTIVITIES

During the third quarter of 2000, the Company issued operating partnership units valued at $5.8 million in connection with property acquisitions and raised $15.0 million by issuing additional shares under its Dividend Reinvestment and Direct Stock Purchase Plan. No shares were repurchased during the quarter, although the Company continues to have Board authorization to buy back up to 795,100 shares of common stock.

During the quarter, the Company closed on a $39 million, non-recourse mortgage financing with interest fixed at a rate of 7.5% for a term of ten years. This refinancing replaced an existing $25 million, 8% loan, which had a maturity date of October 1, 2000. In addition, the Company extended its $100 million revolving line of credit for two years with no material changes to the financial terms. Based on the Company's current corporate credit rating of 'BBB' (Triple B), the interest rate continues at 125 basis points over the one-month LIBOR rate. Manufacturers and Traders Trust Company will continue to act as Administrative Agent with two other institutions participating - Citizens Bank of Rhode Island and Chevy Chase Bank, FSB.

As of September 30, 2000, the Company's ratio of debt-to-total-market capitalization was 37%, with nothing outstanding on its $100 million revolving credit facility and $46.8 million of unrestricted cash on hand. Mortgage debt of $766 million was outstanding, at fixed rates of interest averaging 7.4% and with staggered maturities averaging approximately 11 years. Interest coverage averaged 3.4 times during the quarter, and the fixed charge ratio, which includes preferred dividends, averaged 2.6 times.

The Company estimates it's net asset value at September 30, 2000 to be $31.11 (based on capitalizing the annualized third quarter property net operating income at 9.5%, after a 4% growth factor, and deducting a management fee equal to 3% of gross revenues).

REVIEW AND OUTLOOK

The current average of publicly disclosed analysts' FFO estimates on First Call for the Company for the fourth quarter of 2000 is $.79 per share with $3.24 per share estimated for the year 2001. Looking ahead, there are two factors which are contributing to management's expectation that the Company will fall slightly short of these results -- rising utility costs and the sale of the affordable housing development operations.

The Company includes heat in the monthly rent at approximately 70% of the units. All of these properties use natural gas, except for two which use heating oil. The Company has just completed an exhaustive study, with the assistance of an outside consultant, concluding that increased natural gas prices could reduce earnings by $.02 per share in the fourth quarter of 2000 and $.06 per share in 2001. If higher utility costs persist, the Company plans to pass this cost on to residents in the form of further rent increases, as leases (which typically have a one year term) are renewed. No benefit from such further rent increases have been included in estimating the net effect per share.

After six months of numerous meetings and discussions with various interested parties, the Company has reached an agreement in principle to sell its affordable housing development operations, including a development pipeline in excess of 30 properties, to a management team led by employee-director Richard Crossed at an amount which approximates book value. Mr. Crossed will resign as an officer and director to devote his full time to the new company. The financial impact of this sale to 2001 could be an additional $.02 per share dilution. The Company will issue a separate press release on this transaction after a contract is signed.

According to Norman Leenhouts, Chairman and Co-CEO, "We are proud of the strong internal growth we have achieved at our Core communities, reflecting the continued success of our repositioning activities. Total income from our Core properties grew at a record-tying 6.7% over last year for the second consecutive quarter. While we have significant capital resources available to continue our growth through acquisitions, at recent trading levels, we cannot imagine a better investment than repurchasing our own shares at a significant discount to our net asset value."

CLARIFIED DEFINITION OF FFO

The Company's previously reported 1999 FFO excluded a non-recurring loss on available-for-sale securities of $2,123,000 reported in the second quarter and a non-recurring acquisition expense of $6,225,000 reported in the third quarter in conformance with the NAREIT definition of FFO then in place ("FFO as previously reported"). Effective January 1, 2000, the Company has adopted NAREIT's clarified definition which modifies FFO to include certain non-recurring charges ("FFO as clarified"). Although both FFO calculations are presented in the financial statements, the Company believes using FFO as previously reported for 1999 represents the best guide to investors of comparable operations and growth between years.

The Company will conduct a conference call today at 11:00 AM Eastern Time to review the information reported in this release. To listen to the call, please dial 800-370-4506. A replay of the call will be available by dialing 800-633-8284 or 858-812-6440 and entering the reservation number 13426666. Call replay will become available beginning at approximately 1:00 PM Eastern Time and continue until approximately Midnight on Friday, November 3. The conference call script will be filed with the SEC on a Form 8-K.

The Company produces Supplemental Information that provides details regarding property operations, other income, acquisitions, market geographic breakdown, debt, and net asset value. The Supplemental Information is available via the Company's web site or via facsimile upon request.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER INCLUDE GENERAL ECONOMIC AND LOCAL REAL ESTATE CONDITIONS, THE WEATHER AND OTHER CONDITIONS THAT MIGHT AFFECT OPERATING EXPENSES, THE TIMELY COMPLETION OF REPOSITIONING AND CURRENT DEVELOPMENT ACTIVITIES WITHIN ANTICIPATED BUDGETS, THE ACTUAL PACE OF FUTURE ACQUISITIONS AND DEVELOPMENTS, AND CONTINUED ACCESS TO CAPITAL TO FUND GROWTH.

HOME PROPERTIES, THE 11TH LARGEST APARTMENT COMPANY IN THE UNITED STATES, IS A FULLY INTEGRATED, SELF-ADMINISTERED, AND SELF-MANAGED REAL ESTATE INVESTMENT TRUST ("REIT"). WITH OPERATIONS IN SELECT NORTHEAST, MIDWEST, AND MID-ATLANTIC MARKETS, THE COMPANY OWNS, OPERATES, ACQUIRES, REHABILITATES, AND DEVELOPS APARTMENT COMMUNITIES. CURRENTLY, HOME PROPERTIES OPERATES 315 COMMUNITIES CONTAINING 49,395 APARTMENT UNITS. OF THESE, 37,569 UNITS IN 140 COMMUNITIES ARE OWNED DIRECTLY BY THE COMPANY; 8,225 UNITS ARE PARTIALLY OWNED AND MANAGED BY THE COMPANY AS GENERAL PARTNER, AND 3,601 UNITS ARE MANAGED FOR OTHER OWNERS. THE COMPANY ALSO MANAGES 1.7 MILLION SQUARE FEET OF COMMERCIAL SPACE. HOME PROPERTIES' COMMON STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "HME" AND ON THE BERLIN STOCK EXCHANGE UNDER THE SYMBOL "HMP GR". FOR MORE INFORMATION, VIEW HOME PROPERTIES' WEB SITE AT WWW.HOMEPROPERTIES.COM.

Tables to follow.

THIRD QUARTER RESULTS              Avg. Economic
                                     OCCUPANCY              Q3 '00                Q3 '00 VS. Q3 '99
                                                          Average
                                                       Monthly Rent/   % Rental      % Rental
                                                         OCC UNIT        Rate         Revenue        % NOI
                              Q3 '00        Q3 '99                      GROWTH        GROWTH        GROWTH
Core Properties(a)             94.9%          94.6%         $707           5.6%          6.0%          8.8%
Acquisition Properties(B)      94.4%            NA          $770            NA            NA            NA
TOTAL PORTFOLIO                94.7%          94.6%         $730            NA            NA            NA

YEAR-TO-DATE                       Avg. Economic
RESULTS                              OCCUPANCY              YTD '00              YTD '00 VS. YTD '99
                                                          Average
                                                       Monthly Rent/   % Rental      % Rental
                                                         OCC UNIT        Rate         Revenue        % NOI
                              YTD '00       YTD '99                     GROWTH        GROWTH        GROWTH
Core Properties(a)        94.6%          94.7%         $696           5.6%          5.6%          8.2%
Acquisition Properties(B) 94.1%            NA          $757            NA            NA            NA
TOTAL PORTFOLIO           94.4%          94.6%         $717            NA            NA            NA



{(a) }Core Properties includes 95 properties with 23,530 apartment units owned throughout 1999 and 2000.

{(B) }Reflects 44 properties with 13,668 apartment units acquired subsequent to January 1, 1999.


                                 HOME PROPERTIES OF NEW YORK, INC.
                           SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA - UNAUDITED)

                                                       THREE MONTHS ENDED             NINE MONTHS ENDED
                                                          SEPTEMBER 30                  SEPTEMBER 30
                                                   2000            1999            2000            1999
Rental income                                $76,303          $62,150        $218,039        $151,523
Other income - property related                2,999            1,819           8,080           4,507
Interest and dividend income                   2,400            1,537           6,035           5,349
Other income                                     305              672             381        2,220
    Total revenues                            82,007           66,178         232,535         163,599
Operating and maintenance                     31,250           26,398          92,862          67,360
General and administrative                     3,479            2,964           9,799           7,291
Interest                                      14,132           11,681          41,522          27,358
Depreciation and amortization                 13,188            9,667          37,795          25,527
Loss on available-for-sale securities             --               --              --           2,123
Non-recurring acquisition expense                 --            6,225              --       6,225
    Total expenses                            62,049           56,935         181,978         135,884
Income before gain (loss) on disposition of
   property, minority interest, and
   extraordinary item                         19,958            9,243          50,557          27,715
Gain (loss) on disposition of property            45               --      (      417)            457
Income before minority interest and
   extraordinary item                         20,003            9,243          50,140          28,172
Minority interest                              7,658            4,137          19,219          10,866
Income before extraordinary item              12,345            5,106          30,921          17,306
Extraordinary item, prepayment penalties,
net                                               --              (96)             --            (96)
   of $78 allocated to minority interest
Net income                                    12,345            5,010          30,921          17,210
Preferred dividends                        (   3,790)              --       (   8,252)                 --
Net income available to common shareholders

                                               8,555            5,010          22,669          17,210
Extraordinary item                                --               96              --              96
(Gain) loss on disposition of property    (       45)              --             417      (     457)
Preferred dividends                            3,790               --           8,252              --
Depreciation - real property                  13,049            9,574          37,405          25,298
Depreciation - real property, unconsolidated      99              147             340             368
Minority Interest                              7,658            4,137          19,219          10,866
FFO as clarified{ (1)                        $33,106          $18,964         $88,302          $53,381
Non-recurring items:{
   Loss on available-for-sale securities            NA             --               NA          2,123
   Non-recurring acquisition expense                NA          6,225               NA          6,225
FFO as previously reported (2)                      NA        $25,189               NA        $61,729
Weighted average shares/units outstanding:
   Shares - basic                            20,994.8         19,047.7        20,412.4        18,458.8
   Shares - diluted                          21,174.1         19,192.8        20,539.3        18,566.5
   Shares/units -- basic(2)                  36,820.1         34,485.9        35,601.0        30,299.9
   Shares/units -- diluted                   43,162.4         34,630.9        40,321.0        30,407.6
Per share/unit:
   Net income - basic                          $.41             $.26           $1.11            $.93
   Net income - diluted                        $.40             $.26           $1.10            $.93
   FFO as clarified - basic                    $.80             $.55           $2.25           $1.76
   FFO as clarified - diluted                  $.77             $.55           $2.19           $1.76
   FFO as previously reported - basic (3)           NA          $.73                NA         $2.04
   FFO as previously reported - diluted (3)         NA          $.73                NA         $2.03


(1) FFO as clarified has been calculated in conformance with NAREIT guidelines and is defined (as clarified effective January 1, 2000) as net income (calculated in accordance with generally accepted accounting principles) excluding gains or losses from sales of property, minority interest and extraordinary items plus depreciation from real property.

(2) Basic includes common stock plus operating partnership units and Class A limited partnership interests (in 1999) in Home Properties of New York, L.P., which can be converted into shares of common stock. Diluted includes additional common stock equivalents and Series A through D convertible cumulative preferred stock (in 2000), which can be converted into shares of common stock.

(3) FFO as previously reported is presented for comparative purposes. Prior to 2000, NAREIT's definition of FFO excluded certain non-recurring charges. The Company believes using FFO as previously reported for 1999 represents the best guide to investors of comparable operations and growth between years.

                      HOME PROPERTIES OF NEW YORK, INC.
                    SUMMARY CONSOLIDATED BALANCE SHEETS
        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA - UNAUDITED)

                                                      SEPTEMBER 30, 2000            DECEMBER 31, 1999
Real estate
                                                    $1,737,780                   $1,480,753
Accumulated depreciation                             (139,226)                    (101,904)
Real estate, net                                     1,598,554                    1,378,849
Cash and cash equivalents                               46,816                        4,742
Cash in escrows                                         33,975                       28,281
Accounts receivable                                      8,188                        6,842
Prepaid expenses                                        13,892                        9,423
Deposits                                                 4,598                          897
Investment in and advances to affiliates                55,905                       63,450
Deferred charges                                         3,631                        2,610
Other assets                                             9,971                        8,523
Total Assets
                                                    $1,775,530                   $1,503,617
Mortgage notes payable
                                                   $   765,803                  $   618,901
Line of credit                                              --                       50,800
Other liabilities                                       45,717                       36,913
Total liabilities
                                                       811,520                      706,614
Minority interest
                                                       369,105                      299,880
Series B convertible preferred stock                    48,733                       48,733
Stockholders' equity                                   546,172                      448,390
Total liabilities and stockholders' equity
                                                    $1,775,530                   $1,503,617
Total shares/units outstanding:
Common stock
                                                      21,268.0                     19,598.5
Operating partnership units                           15,997.9                     14,034.3
Series A convertible cumulative preferred stock*       1,666.7                      1,666.7
Series B convertible cumulative preferred stock*       1,679.5                      1,679.5
Series C convertible cumulative preferred stock*       1,983.5                           --
Series D convertible cumulative preferred stock*         833.3                           --
                                                      43,428.9                     36,979.0
*Common stock equivalent

                                   # # #
FOR FURTHER INFORMATION:

     David Gardner, Chief Financial Officer, (716) 246-4113
     Amy L. Tait, Executive Vice President, (716) 246-4108